Exhibit (d)(6)

AMENDMENT NO. 8

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans (“TFL”) and Thrivent Series Fund, Inc. (“TSF”) hereby agree that, effective August 16, 2013, Schedule I to this Investment Advisory Agreement, dated April 10, 2002, will be revised to reflect the following changes: Thrivent Equity Income Plus Portfolio will be changed to Thrivent Growth and Income Plus Portfolio, Thrivent Mortgage Securities Portfolio will be changed to Thrivent Opportunity Income Plus Portfolio, and Thrivent Partner Socially Responsible Stock Portfolio, Thrivent Partner All Cap Growth Portfolio, and Thrivent Partner All Cap Value Portfolio will be deleted.

THRIVENT SERIES FUND, INC.

By	/s/ Russell W. Swansen
Russell W. Swansen President

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Russell W. Swansen
Russell W. Swansen Senior Vice President and Chief Investment Officer

SCHEDULE I

(effective August 16, 2013)

Thrivent Large Cap Growth Portfolio

0.40%

Thrivent High Yield Portfolio

0.40%

Thrivent Income Portfolio

0.40%

Thrivent Mid Cap Growth Portfolio

0.40%

Thrivent Money Market Portfolio

0.40%

Thrivent Partner Small Cap Growth Portfolio

$0-$500 million	1.00%
More than $500 million	0.90%

Thrivent Partner All Cap Portfolio

$0-$500 million	0.95%
More than $500 million	0.90%

Thrivent Partner Growth Stock Portfolio

$0-$500 million	0.80%
More than $500 million	0.70%

Thrivent Large Cap Value Portfolio

0.60%

Thrivent Limited Maturity Bond Portfolio

0.40%

Thrivent Partner Technology Portfolio

0.75%

Thrivent Partner Small Cap Value Portfolio

0.80%

Thrivent Small Cap Stock Portfolio

$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Small Cap Index Portfolio

$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Mid Cap Stock Portfolio

$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Mid Cap Index Portfolio

$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Large Cap Stock Portfolio

$0-$500 million	0.65%
More than $500 million but not over $750 million	0.575%
More than $750 million but not over $1 billion	0.55%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Large Cap Index Portfolio

$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Real Estate Securities Portfolio

$0-$500 million	0.80%
More than $500 million	0.75%

Thrivent Balanced Portfolio

$0-$250 million	0.35%
More than $250 million	0.30%

Thrivent Diversified Income Plus Portfolio

0.40%

Thrivent Bond Index Portfolio

$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Opportunity Income Plus Portfolio

0.50%

Thrivent Partner Mid Cap Value Portfolio

$0-$200 million	0.75%
More than $200 million	0.70%

Thrivent Aggressive Allocation Portfolio

Portfolio assets invested in all asset types (including the underlying Thrivent mutual funds)

$0-$500 million	0.15%
More than $500 million but not over $2 billion	0.125%
More than $2 billion	0.10%

Portfolio assets invested in assets other than the Thrivent mutual funds

0.60%

Thrivent Moderately Aggressive Allocation Portfolio

Portfolio assets invested in all asset types (including the underlying Thrivent mutual funds)

$0-$500 million	0.15%
More than $500 million but not over $2 billion	0.125%
More than $2 billion	0.10%

Portfolio assets invested in assets other than the Thrivent mutual funds

0.55%

Thrivent Moderate Allocation Portfolio

Portfolio assets invested in all asset types (including the underlying Thrivent mutual funds)

$0-$500 million	0.15%
More than $500 million but not over $2 billion	0.125%
More than $2 billion	0.10%

Portfolio assets invested in assets other than the Thrivent mutual funds

0.50%

Thrivent Moderately Conservative Allocation Portfolio

Portfolio assets invested in all asset types (including the underlying Thrivent mutual funds)

$0-$500 million	0.15%
More than $500 million but not over $2 billion	0.125%
More than $2 billion	0.10%

Portfolio assets invested in assets other than the Thrivent mutual funds

0.45%

Thrivent Partner Worldwide Allocation Portfolio

$0-$250 million	0.90%
More than $250 million but not over $1 billion	0.85%
More than $1 billion but not over $1.5 billion	0.80%
More than $1.5 billion	0.75%

Thrivent Growth and Income Plus Portfolio

$0-$250 million	0.65%
More than $250 million	0.60%

Thrivent Partner Emerging Markets Equity Portfolio

$0-$50 million	1.20%
More than $50 million	1.07%

Thrivent Partner Healthcare Portfolio

$0-$50 million	0.95%
More than $50 million	0.90%

Thrivent Natural Resources Portfolio

$0-$50 million	0.75%
More than $50 million	0.725%